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                                                                     EXHIBIT 5.1

          [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN]


                              September 23, 1997



Imperial Credit Mortgage Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, CA 92707

     Re:  Registration Statement on Form S-3
          (Reg. No. 333-34137)

Ladies and Gentlemen:

     We have acted as counsel to Imperial Credit Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with its proposed public offering of 3,400,000 shares of Common Stock, $.01 par value per share, (the "Common Stock") of the Company, including up to 510,000 shares of Common Stock that may purchased to cover over-allotments, if any (the "Shares"), pursuant to a Registration Statement filed on Form S-3 (Registration No. 333-34137) ("Registration Statement"). Of such shares of Common Stock, 3,229,906 are being offered by the Company, 82,363 shares are being offered by Imperial Credit Industries, Inc., 50,000 are being offered by Southern Pacific Thrift & Loan Association, and 37,731 are being offered by Imperial Credit Advisors, Inc. On September 9, 1997, the Company filed a prospectus subject to completion with the Securities and Exchange Commission as part of Amendment No. 1 to its Registration Statement with respect to the Shares (the "Preliminary Prospectus Supplement"), and on September 23, 1997, the Company filed a Final Prospectus Supplement (the "Final Prospectus Supplement") with the Securities and Exchange Commission. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     For purposes of this opinion, we have examined such matters of law and originals, or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of
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Imperial Credit Mortgage Holdings, Inc.
September 23, 1997
Page 2

public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

     Based upon the foregoing and all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that the Shares being sold by the Company, when issued and sold in accordance with the terms of the Underwriting Agreement in substantially the same form filed as Exhibit 1.1 to the Form 8-K filed this day by the Company with Securities and Exchange Commission ("8-K") will be validly issued, fully paid and nonassessable.

     With respect to the opinion set forth above, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law.

     We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and the substantive laws of the State of California. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the 8-K and incorporation by reference into the Registration Statement and to the reference to our firm under "Legal Matters" in each of the Prospectus, the Preliminary Prospectus Supplement comprising a part of the Registration Statement and the Final Prospectus Supplement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under
Section 7 of the Act.
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Imperial Credit Mortgage Holdings, Inc.
September 23, 1997
Page 3

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                            Very truly yours,

                                            /s/ Freshman, Marantz, Orlanski,
                                                Cooper & Klein

                                            Freshman, Marantz, Orlanski,
                                            Cooper & Klein